UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2025

PB Bankshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-40612	86-3947794
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

185 East Lincoln Highway, Coatesville, Pennsylvania		19320
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (610) 384-8282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	PBBK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Special Meeting of Shareholders (the “Meeting”) of PB Bankshares, Inc. (the “Company”) was held on December 10, 2025. At the Meeting, the shareholders approved the proposed Agreement and Plan of Merger, dated July 7, 2025, by and among Norwood Financial Corp (“Norwood”), Wayne Bank, PBB and Presence Bank, under which PBB will merge with and into Norwood, with Norwood as the surviving company, and, following the merger, Presence Bank will merge with and into Wayne Bank, as follows:

1. Merger Proposal. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated July 7, 2025, by and among Norwood Financial Corp, or Norwood, Wayne Bank, PB Bankshares and Presence Bank, under which PB Bankshares will merge with and into Norwood, with Norwood as the surviving company, and, following the merger, Presence Bank will merge with and into Wayne Bank, with Wayne Bank as the surviving bank (the “merger agreement”).

For	Against	Abstain
1,803,811	17,842	221

2.  Adjournment Proposal. To consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement (the “adjournment proposal”).

For	Against	Abstain
1,791,294	17,938	12,642

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PB BANKSHARES, INC.

DATE: December 11, 2025	By:	/s/ Lindsay S. Bixler
Lindsay S. Bixler
Executive Vice President and Chief Financial Officer